Exhibit 99.2

Motive Hires Thomas Weisel Partners

To Study Strategic Alternatives

AUSTIN, Texas, November 6, 2007 – Motive, Inc. (OTC: MOTV), a leading provider of service management software for broadband and mobile data services, today announced it has hired Thomas Weisel Partners, to review and evaluate the company’s strategic options.

Thomas Weisel Partners, based in San Francisco, is an investment bank specializing in the growth sectors of the economy including the technology, healthcare and consumer sectors.

About Motive, Inc.

Motive provides service management software for broadband and mobile data services. Motive’s software is helping wireline, wireless, cable and satellite operators worldwide deliver a new generation of IP-based services that seamlessly integrate voice, video and data into a single, connected experience. With Motive, operators can leverage one service management platform to automate and remotely manage key customer touch points throughout the service lifecycle, across multiple services, networks and devices. The result is a consistent, unified experience for both customers and service providers that increases revenues from new and converged services, reduces fulfillment and support costs, and drives greater customer satisfaction and loyalty.

Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

About Thomas Weisel Partners Group, Inc.

Thomas Weisel Partners Group, Inc. is an investment bank, founded in 1998, focused principally on the growth sectors of the economy. Thomas Weisel Partners Group, Inc. generates revenues from three principal sources: investment banking, brokerage and asset management. The investment banking group is comprised of two disciplines: corporate finance and strategic advisory. The brokerage group provides equity and convertible debt securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients. The asset management group consists of: private equity, public equity and distribution management. Thomas Weisel Partners is headquartered in San Francisco with additional offices in Baltimore, Boston, Chicago, Cleveland, New York, Portland, Silicon Valley, London and Mumbai.

Forward-Looking Statements

This press release contains certain forward looking statements, within the meaning of the federal securities laws, which are identified by the use of the words “believes”, “expects”, “anticipates”, “will”, “contemplates”, “would”, “should”, “may”, “estimate”, “intend”, “plan” and similar expressions that contemplate future events. These forward-looking statements are subject to risks and uncertainties that could cause our actual results or performance to differ materially from that indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to timely complete the restatement of our historical financial results and timely complete our financial statements for the years ended December 31, 2005 and December 31, 2006 and for interim periods since December 31, 2006, the ability of our new independent accounting firm to complete its audits and reviews of our financial statements, our ability to complete and file our delinquent SEC reports, the fact that our historical financial results are not finalized and are subject to change, the outcome of an ongoing SEC investigation, the outcome of pending securities and shareholder derivative litigation if we are not able to complete the publicly announced settlement of same, and those additional risk factors and uncertainties discussed in our filings with the SEC, which are available at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to update any information contained in this press release.

For Investors:

Mike Fitzpatrick

Motive, Inc.

(512) 531-1044 W

(512) 657-7782 M

Mike.Fitzpatrick@motive.com

Media Contact:

Al Bellenchia

The Torrenzano Group

(212) 681-1700 W

(917) 670-6665 M

abellenchia@torrenzano.com